TRUSTEES
              Robert H. Arnold
              Dr. Eric Brucker
             Robert J. Christian
            Nicholas A. Giordano
              Louis Klein, Jr.
            Clement C. Moore, II                 _______________________
              John J. Quindlen                  |                       |
               Mark A. Sargent                  |                       |
                Neil Wolfson                    |                       |
         __________________________             |     ROXBURY LOGO      |
                                                |                       |
                                                |                       |
                  OFFICERS                      | _____________________ |
       Robert J. Christian, President/          |                       |
           Chief Executive Officer              |                       |
       John J. Kelley, Vice President,          |                       |
          Chief Financial Officer,              |     ROXBURY LOGO      |
            Treasurer & Secretary               |                       |
         Eric Cheung, Vice President            |                       |
    Joseph M. Fahey, Jr., Vice President        |                       |
  William P. Richards, Jr., Vice President      | Small-Cap Growth Fund |
             Anna M. Bencrowsky,                |    Mid-Cap Fund       |
          Chief Compliance Officer              |    Micro-Cap Fund     |
         __________________________             |                       |
                                                | _____________________ |
                                                |                       |
             INVESTMENT ADVISER                 |                       |
       Roxbury Capital Management, LLC          |                       |
     100 Wilshire Boulevard, Suite 1000         |  Semi-Annual Report   |
           Santa Monica, CA 90401               |   December 31, 2005   |
         __________________________             |                       |
                                                |                       |
                                                |_______________________|
                  CUSTODIAN
          Wilmington Trust Company
          1100 North Market Street
            Wilmington, DE 19890
         __________________________


               TRANSFER AGENT,
              ADMINISTRATOR AND
              ACCOUNTING AGENT
                  PFPC Inc.
            301 Bellevue Parkway
            Wilmington, DE 19809
         __________________________


             Visit us online at
            www.RoxburyFunds.com



This semi-annual report is authorized for distribution only to shareholders and to others who have received a current prospectus of The Roxbury Funds.



WROX - SEMI - 12/05

The Roxbury Funds
_________________

  Letter To Shareholders
________________________________________________________________________________


Dear Shareholder:

        They say the stock market climbs a wall of worry, and that was certainly the case during the past six months. Even in the face of such headwinds as rising rates and ongoing concerns about the impact of higher oil prices, equities performed well. Every major average climbed smartly. Mid-cap growth stocks, as measured by the Russell Midcap Growth Index, were especially strong, rising 10.22%. Small-cap growth also put in an impressive showing, with the Russell 2000 Growth Index rising 8.03%. Even large-cap stocks, which sat out much of the rally in recent years, were up in the high single digits.

        Is this just a short-term blip, or is the market trying to tell us something? Our vote would be for the latter. Despite all the pessimists out there, we actually think the economy is in good shape. Economic growth is strong, unemployment is low, companies continue to report solid earnings, and interest rates remain at historically low levels.

        One of the most important early decisions incoming Federal Reserve (the "Fed") Chairman Ben Bernanke will have to make is whether to continue with the Fed's ongoing spree to hike rates at a "measured" pace. At the same time, he will be left to fill some big shoes, as outgoing Chairman Alan Greenspan has achieved what can arguably be described as cult status in this country.

        Not everyone likes to lavish high praise on the outgoing 79-year-old Julliard-trained Chairman. Nevertheless, he did an admirable job of dealing with such major economic events as the 1987 stock market crash, the savings and loan shocks of the late 1980s and early 1990s, a series of recessions, two Gulf Wars, the bond collapse of 1994, the "irrational exuberance" tech bubble and subsequent bust, and the terrorist strikes of September 11.

        Of course, Greenspan's detractors are quick to point out that he leaves behind a record foreign deficit, a generation of Americans with little savings, and another feared asset bubble in the making-this time in the housing market.

        While we tend to have a more positive view of Greenspan's overall performance, the truth is we don't spend a lot of time worrying about what the Fed will do next, even though we are conscious of what decisions are being made. Instead, we like to focus on finding quality small- and mid-cap companies that meet our stringent growth requirements and have the potential to make money for you, our shareholders, over the long term. When it comes down to it, that's the most important consideration one can make when investing in stocks, regardless of all the headlines that pop up in the financial media all the time.

        We do hope you'll take the time to read the following discussions about how the Roxbury Micro-Cap, Mid-Cap, and Small-Cap Growth Funds performed over the last six months. The following pages will give you good insight into how the portfolios performed and how they are positioned for the future. As always, if you have any questions, please don't hesitate to contact us.

        For daily pricing and the latest fund information, be sure to visit our brand new website at www.RoxburyFunds.com.

The Roxbury Funds
_________________

  Letter To Shareholders - continued
________________________________________________________________________________


        Thank you for your continued trust, and we very much appreciate the opportunity to serve your investment needs.

        Sincerely,

        /s/ Brian C. Beh                        /s/ Robert J. Christian
        Brian C. Beh                            Robert J. Christian
        President/Chief Operating Officer       President
        Roxbury Capital Management, LLC         WT Mutual Fund

January 13, 2006

The above comments reflect the investment adviser's views generally regarding the market and the economy, were current as of the date of this letter, and are subject to change at any time.

The Roxbury Funds
_________________

  Management Discussion of Fund Performance
________________________________________________________________________________


Roxbury Small-Cap Growth Fund

     Small-cap growth stocks performed well over the past six months, especially as fears about the impact of higher oil prices and rising rates began to subside. The Institutional Shares of the Roxbury Small Cap Growth Fund gained 10.52% during the period, compared to 8.03% for the Russell 2000 Growth Index.

     Energy and materials stocks remained the strongest performing sectors within the index. Despite being underweight these areas, which often don't meet the Fund's stringent growth requirements, we managed to outperform by a handy margin thanks to good stock selection across the board.

     We saw impressive returns in some of our industrial, financial, and consumer staples holdings. The only weakness came from some telecommunications services stocks, but given the portfolio's broad diversification, the impact was only marginal.

     Among the biggest contributors to performance were SiRF Technology, a maker of GPS navigation devices, and FreightCar America, a recent initial public offering that develops aluminum body cars for railroads and shippers. Shares of Neurocrine Biosciences, a biotechnology firm focused on neurological and endocrine diseases and disorders, also rose as the company's drug Indiplon moved closer to being marketed in the United States. We still own all three stocks and feel more growth is in store for the future.

     On the down side, foam mattress maker Tempur-Pedic fell after missing its earnings numbers during the third quarter. FLIR Systems, a leader in the design of thermal imaging and camera systems for the commercial and government markets, also dropped on lower than expected results and the loss of a large request for proposal to a competitor. Finally, poor same-store performance hampered shares of specialty retailer Cost Plus, ultimately forcing us to sell the stock.

     We made several notable new purchases during the period, including Rackable Systems, a leading provider of server and storage products for large data centers; Synaptics, a worldwide developer of custom-designed user interface solutions for mobile computing, communications, and entertainment devices; and Nautilus, an industry leader in branded health and fitness products.

     Sales from the Fund included SonoSite, a world leader in hand-carried ultrasound; NBTY, a manufacturer of value-priced nutritional supplements; and Advanced Neuromodulation Systems, which makes and markets implantable medical devices used to manage chronic, intractable pain, and other disorders of the nervous system.

     Looking ahead, we remain cautiously optimistic that small-cap companies will continue to deliver on earnings expectations this year. We also see an increasing move to small-cap growth stocks, which have lagged small-cap value stocks by a wide margin in recent years.

     We feel that companies in the Fund are well positioned to remain strong in the coming months, and appreciate the confidence and trust you have placed in us.


Very truly yours,

/s/ Steven Marshman             /s/ Robert Marvin               /s/ Brian Smoluch
Steven Marshman, CFA            Robert Marvin, CFA, CPA         Brian Smoluch, CFA
Portfolio Manager/Analyst       Portfolio Manager/Analyst       Portfolio Manager/Analyst

The Roxbury Funds
_________________

  Management Discussion of Fund Performance - continued
________________________________________________________________________________


     The top ten holdings of the Small-Cap Growth Fund as of December 31, 2005, representing approximately 20.1% of total investments were:


                                           Percent of                                                Percent of
10 Largest Holdings                    Total Investments       10 Largest Holdings               Total Investments
___________________                    _________________       ___________________               _________________
Neurocrine Biosciences, Inc...........        2.6%             Armor Holdings, Inc.............         2.0%
Laureate Education, Inc...............        2.3%             Wind River Systems, Inc.........         1.9%
Wesco International, Inc..............        2.1%             Herbalife, Ltd..................         1.8%
Ruby Tuesday, Inc.....................        2.0%             FreightCar America, Inc.........         1.7%
Affiliated Managers Group, Inc........        2.0%             Gen-Probe, Inc..................         1.7%


     The following table compares the performance of the Roxbury Small-Cap Growth Fund ("Small-Cap Growth") and the Russell 2000 Growth Index for the periods ended December 31, 2005.*


                                                                     Average Annual Total Return
                                                                ______________________________________
                                                                 Six                        Since
                                                                Months       1 Year      Inception (1)
                                                                ______       ______      _____________


Small-Cap Growth - Institutional Shares....................     10.52%       7.68%          24.52%
Small-Cap Growth - Investor Shares.........................     10.36%       7.33%          16.41%
Russell 2000 Growth Index (2)..............................      8.03%       4.15%          20.93%

____________
* Performance quoted represents past performance and does not guarantee future results. Investment return and principal value will fluctuate. Shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than that shown here. Performance data current to the most recent month-end is available by calling 800-497-2960.

     An investment in the Fund is not insured by the FDIC or any other governmental agency, is not a deposit of or other obligation of or guaranteed by Wilmington Trust or any other bank or entity, and is subject to risks including a possible loss of the principal amount invested.

     The performance in the above table does not reflect the deduction of taxes a shareholder would pay on Fund distributions or redemption of Fund shares.

     Small company stocks may be subject to a higher degree of market risk than the securities of more established companies because they tend to be more volatile and less liquid.

     Distributed by Professional Funds Distributor, LLC.

(1) Since inception returns are average annual returns for periods greater than one year and cumulative returns for periods less than one year. The Institutional Shares commenced operations on January 2, 2003 and the Investor Shares commenced operations on September 30, 2004. The Russell 2000 Growth Index total returns are for the period January 2, 2003 through December 31, 2005.

(2) Russell 2000 Growth Index measures the performance of those Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values. Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell 3000 Index. The Russell 3000 Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization, which represents approximately 98% of the investable U.S. equity market. You cannot invest in an index.

The Roxbury Funds
_________________

  Management Discussion of Fund Performance - continued
________________________________________________________________________________


Roxbury Mid-Cap Fund

     The stock market rallied during the six months ended December 31, 2005 in the face of many investor concerns, including the ongoing war on terror, record high oil and gas prices, rising short-term interest rates, a potential housing bubble, and record high trade and budget deficits. Despite this, the economy continued to expand, and corporate earnings grew in excess of 10% during calendar 2005. Earnings growth, combined with a belief that the Federal Reserve may be nearing an end to its interest rate hiking trend, helped propel stocks higher. The market's gains were broad in that small-, mid- and large-cap stocks all posted positive performance.

     Mid-caps proved to be the best performing market capitalization segment for the period, gaining more than both large- and small-cap stocks. Although lagging behind the mid-cap indexes, the Institutional Shares of the Roxbury Mid-Cap Fund recorded gains of 6.16% during the period, compared to 10.22% for the Russell Midcap Growth Index. Sectors that performed well included energy, industrials and telecommunications. Declines were experienced in our homebuilding and consumer product investments. Mixed results were experienced in financial services, healthcare, and technology. Within financial services, banks posted poor results as the flattening yield curve pressured investor sentiment. Commercial real estate brokerage stocks performed well after delivering on strong earnings growth. The Fund's healthcare and technology investments were hurt by stocks that came out with disappointing growth outlooks, yet were otherwise positive.

     We expect continued growth in 2006 as the job market continues to support consumers. Capital spending on business infrastructure should help to support economic growth. While we expect an increase in consumer spending, it will likely be at a slower rate. The ability to "cash out refi" on homes has declined now that house prices are stabilizing. With household savings rates at historical lows and credit levels at new highs, it's unlikely that consumer spending will grow much better than job growth plus wage increases going forward.

     During the last FOMC meeting, the Federal Reserve indicated it is approaching a more neutral stance for short-term interest rates. While it is widely expected the Fed may increase rates another 1% or so, stopping short of this would be a positive surprise for the market.

     Over the past three years, companies in the Russell Midcap Index have grown annualized earnings in excess of 20%, compared to just under 15% for companies in the Standard & Poor's 500 Index (S&P 500) (a proxy for large companies). Projected earnings growth is currently expected to remain in the mid-teens for mid-cap companies, while large-cap company earnings should grow in the high single digits. Though this represents a slowing in growth versus the recent past, it is consistent with our outlook for continued economic growth, and should allow mid-cap stocks to perform well.

     Stock valuations look reasonable for long-term investment. At 16.5 times 2006 earnings estimates for the Russell Midcap Index and 15.5 times for the S&P 500, stocks are trading near the mid-point of their historical ranges. The companies in The Roxbury Mid-Cap Fund are currently valued at 17.5 times earnings estimates, which we consider attractive given our expectation for better than 20% earnings growth.

     The Roxbury Mid-Cap Fund looks for well-managed, high-quality, cash flow generating companies with above average cash flow and earnings per share growth rates. We select those that we consider to be trading at reasonable valuations. We primarily invest in mid-cap stocks, but will also buy smaller companies that are

The Roxbury Funds
_________________

  Management Discussion of Fund Performance - continued
________________________________________________________________________________


emerging into the mid-cap space. We invest only in profitable businesses, avoiding more speculative issues that do not yet have self-sustaining ongoing operations. Over the long-term, we consider this to be a prudent strategy for investors looking to enhance the returns provided by large-cap stocks without taking an unreasonable level of risk.

     We look forward to reviewing our investment outlook and strategy with you in our next report to shareholders.


Very truly yours,

/s/ Alfred J. Lockwood
Alfred J. Lockwood
Co-Chief Investment Officer
and Managing Director
Portfolio Manager/Analyst

The Roxbury Funds
_________________

  Management Discussion of Fund Performance - continued
________________________________________________________________________________


     The top ten holdings of the Mid-Cap Fund as of December 31, 2005, representing approximately 30.8% of total investments were:

                                           Percent of                                               Percent of
10 Largest Holdings                    Total Investments       10 Largest Holdings              Total Investments
___________________                    _________________       ___________________              _________________
NII Holdings, Inc....................        5.1%              UTI Worldwide, Inc.............         2.7%
Alliance Data Systems Corp...........        3.6%              Consol Energy, Inc.............         2.7%
CB Richard Ellis Group, Inc..........        3.3%              Standard Pacific Corp..........         2.6%
Bed Bath & Beyond, Inc...............        3.0%              Community Health Systems.......         2.5%
Nuveen Investments - Class A.........        3.0%              Henry Schein, Inc..............         2.4%

     The following table compares the performance of the Roxbury Mid-Cap Fund ("Mid-Cap") and the Russell Midcap Growth Index for the periods ending December 31, 2005.*

                                                                    Average Annual Total Return
                                                                ____________________________________________________
                                                                 Six                                    Since
                                                                Months       1 Year      5 Years     Inception (1)
                                                                ______       ______      _______     _____________
Mid-Cap - Institutional Shares.............................      6.16%         N/A         N/A           7.82%
Mid-Cap - Investor Shares..................................      5.99%        8.59%       4.84%          4.71%
Russell Midcap Growth Index (2)............................     10.22%       12.10%       1.38%          1.38%

____________
* Performance quoted represents past performance and does not guarantee future results. Investment return and principal value will fluctuate. Shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than that shown here. Performance data current to the most recent month-end is available by calling 800-497-2960.

     An investment in the Fund is not insured by the FDIC or any other governmental agency, is not a deposit of or other obligation of or guaranteed by Wilmington Trust or any other bank or entity, and is subject to risks including a possible loss of the principal amount invested.

     The performance in the above table does not reflect the deduction of taxes a shareholder would pay on Fund distributions or redemption of Fund shares.

     Distributed by Professional Fund Distributor, LLC.

(1) Since inception returns are average annual returns for periods greater than one year and cumulative returns for periods less than one year. The Institutional Shares commenced operations of February 8, 2005 and the Investor Shares commenced operations on December 14, 2000. The Russell Midcap Growth Index total returns are for the period December 14, 2000 through December 31, 2005.

(2) Russell Midcap Growth Index measures the performance of those Russell Midcap companies with higher price-to-book ratios and higher forecasted growth values. The stocks are also members of the Russell 1000 Growth Index. Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index. As of the latest reconstitution, the average market capitalization was approximately $13.0 billion; the median market capitalization was approximately $4.6 billion. The smallest company in the index had an approximate market capitalization of $1.8 billion.

The Roxbury Funds
_________________

  Management Discussion of Fund Performance - continued
________________________________________________________________________________


Roxbury Micro-Cap Fund

     The  Roxbury   Micro-Cap  Fund  (the  "Fund")  just  celebrated  its  first anniversary. Let me begin by thanking all of our shareholders who have placed their trust in our strategy.

     The past six months brought significant volatility to micro-cap stocks, and the Fund in particular. Much of this came in the fourth quarter, and was partly due to the end of year tax selling that can have a significant impact on companies in this asset class. Given our more concentrated approach, compared to the index, it had a more pronounced effect on the Fund, although we also took advantage of the phenomenon by purchasing additional shares of our favorite companies at much lower prices.

     The Fund rose 0.69% during the period, falling behind its benchmarks. By comparison, the Russell 2000 Growth Index rose 8.03%, while the Russell Microcap Index was up 7.40%.

     Much of the underperformance can be traced to the weak showing by two consumer discretionary stocks. Both are in the apparel business, but fell for different reasons. Tarrant Apparel dropped on concerns about a glut of denim inventory that came right in the midst of the company's overall turnaround effort. Denim is a very small part of Tarrant's business, and we are pleased with how management is working to improve operations. As a result, we continue to hold the stock. By contrast, we sold shares of apparel components manufacturer Tag-It Pacific, after meeting with management and concluding we no longer had faith in the company's ability to execute as initially anticipated.

     Despite these setbacks, we believe the portfolio is well positioned for the coming months. What's more, the Fund's financial and technology holdings continue to perform well. In particular, we saw significant gains from a relatively new holding, Relm Wireless, which develops a next-generation platform of land mobile radio products. Another holding has been benefiting from its lead in a technology that significantly speeds the process of printing high quality color prints, particularly in the middle market. We see this as a huge potential opportunity and expect the company to soon enter the large mass market as well. The stock has already moved up nicely since our initial purchase earlier in the period.

     We continue to find many exciting ideas in the micro-cap space, and always like to reiterate the importance of having a long-term perspective when it comes to investing in these young, dynamic companies.


Very truly yours,

/s/ Laurie J. Burstein
Laurie J. Burstein, Ph.D., CFA
Portfolio Manager/Analyst

The Roxbury Funds
_________________

  Management Discussion of Fund Performance - continued
________________________________________________________________________________


     The top ten holdings of the Micro-Cap Fund as of December 31, 2005, representing approximately 39.8% of the total investments were:


                                           Percent of                                               Percent of
10 Largest Holdings                    Total Investments       10 Largest Holdings              Total Investments
___________________                    _________________       ___________________              _________________
Bulldog Technologies, Inc............        4.8%              Youbet.com, Inc................        3.9%
Napco Security Systems, Inc..........        4.1%              Digi International, Inc........        3.8%
Cash Systems, Inc....................        4.0%              Peerless Systems Corp..........        3.8%
Airspan Networks, Inc................        3.9%              Allis-Chalmers Energy, Inc.....        3.8%
Memry Corp...........................        3.9%              Relm Wireless Corp.............        3.7%

     The following table compares the performance of the Roxbury Micro-Cap Fund ("Micro-Cap") with that of the Russell Microcap(TM) Index and the Russell 2000 Growth Index since the Fund's commencement of operations on December 29, 2004 to December 31, 2005.*

                                                                   Average Annual Total Return
                                                                __________________________________
                                                                  Six                      Since
                                                                 Months      1 Year      Inception
                                                                _______      ______      _________
Micro-Cap - Institutional Shares...........................     0.69%        0.50%         1.59%
Russell Microcap(TM) Index (1).............................     7.40%        2.54%         2.62%
Russell 2000 Growth Index (2)..............................     8.03%        4.15%         3.69%

____________
* Performance quoted represents past performance and does not guarantee future results. Investment return and principal value will fluctuate. Shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than that shown here. Performance data current to the most recent month-end is available by calling 800-497-2960.

     The performance in the above table does not reflect the deduction of taxes the shareholder would pay on fund distribution or redemption of fund shares.

     An investment in the Fund is not insured by the FDIC or any other governmental agency, is not a deposit of or other obligation of or guaranteed by Wilmington Trust or any other bank or entity, and is subject to risks including a possible loss of the principal amount invested.

     Distributed by Professional Funds Distributor, LLC.

(1) Russell Microcap Index measures performance of the microcap segment, representing less than 3% of the U.S. equity market. The Russell Microcap Index includes the smallest 1,000 securities in the Russell 2000 Index plus the next 1,000 securities. As of the latest reconstitution, the average market capitalization was approximately $217.0 million; the median market capitalization was approximately $182.6 million. The largest company in the index had an approximate market capitalization of $539.5 million; the smallest company in the index has an approximate market capitalization of $54.8 million.

(2) Russell 2000 Growth Index measures the performance of those Russell 2000 Companies with higher price-to-book ratios and higher forecasted growth values. Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell 3000 Index. The Russell 3000 Index measures the performance of the 3,000 largest U.S. Companies based on total market capitalization, which represents approximately 98% of the investable U.S. Equity Market. You cannot invest in an Index.

The Roxbury Funds
_________________

  Expense Disclosure
________________________________________________________________________________


                          DISCLOSURE OF FUNDS EXPENSES

The following Expense Tables are shown so that you can understand the impact of fees on your investment. All mutual funds have operating expenses. As a shareholder of a Fund, you incur ongoing costs, including management fees and other Fund expenses. A Fund's expenses are expressed as a percentage of its average net assets. This figure is known as the expense ratio. The following examples are intended to help you understand the ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The examples are based on an investment of $1,000 made at the beginning of the period shown and held for the entire period.

     The Expense Tables below illustrate your Fund's costs in two ways.

     o Actual fund return. The first line of each table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during the period.

     o Hypothetical 5% return. The second line of each table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees, if any. Therefore, the second line of each table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher. The "Annualized Expense Ratio" reflects the actual expenses for the period indicated.

For the Period July 1, 2005 to December 31, 2005

Expense Tables

                                                                    Beginning     Ending                        Expenses
                                                                     Account      Account       Annualized        Paid
                                                                      Value        Value         Expense         During
                                                                     7/01/05      12/31/05        Ratio          Period*
                                                                    _________     ________      __________     _________
Roxbury Small-Cap Growth Fund - Institutional Shares
Actual Fund Return..............................................    $1,000.00     $1,105.20     1.24%           $  6.58
Hypothetical 5% Return..........................................    $1,000.00     $1,018.95     1.24%           $  6.31

The Roxbury Funds
_________________

  Expense Disclosure - continued
________________________________________________________________________________



                                                                        Beginning     Ending                    Expenses
                                                                         Account     Account      Annualized     Paid
                                                                          Value       Value         Expense     During
                                                                         7/01/05     12/31/05        Ratio      Period*
                                                                        _________    ________     __________    ________
Roxbury Small-Cap Growth Fund - Investor Shares
Actual Fund Return..................................................    $1,000.00    $1,103.60       1.49%      $ 7.90
Hypothetical 5% Return..............................................    $1,000.00    $1,017.69       1.49%      $ 7.58

Roxbury Mid-Cap Fund - Institutional Shares
Actual Fund Return..................................................    $1,000.00    $1,061.60       1.30%      $ 6.76
Hypothetical 5% Return..............................................    $1,000.00    $1,018.65       1.30%      $ 6.61

Roxbury Mid-Cap Fund - Investor Shares
Actual Fund Return..................................................    $1,000.00    $1,059.90       1.55%      $ 8.05
Hypothetical 5% Return..............................................    $1,000.00    $1,017.39       1.55%      $ 7.88

Roxbury Micro-Cap Fund
Actual Fund Return..................................................    $1,000.00    $1,006.90       2.25%      $ 11.38
Hypothetical 5% Return..............................................    $1,000.00    $1,013.86       2.25%      $ 11.42

____________
* Expenses are equal to the Fund's annualized expense ratio multiplied by the average account value over the period, multiplied by the number days in the most recent fiscal half-year, then divided by 365.

The Roxbury Funds
_________________

  Disclosure of Portfolio Holdings
________________________________________________________________________________


PORTFOLIO HOLDINGS
December 31, 2005

The following tables present a summary of the portfolio holdings of each of the Roxbury Funds as a percentage of their total investments.

Roxbury Small-Cap Growth Fund                                         Roxbury Mid-Cap Fund

Common stocks                                                         Common stocks
  Information Technology.................       31.5%                   Consumer Discretionary..................        20.8%
  Industrials............................       19.5%                   Financials..............................        19.0%
  Consumer Discretionary.................       16.6%                   Information Technology..................        18.9%
  Healthcare.............................       11.9%                   Healthcare..............................        17.2%
  Financials.............................        8.0%                   Energy..................................         8.9%
  Energy.................................        7.0%                   Industrials.............................         6.5%
  Consumer Staples.......................        1.8%                   Telecommunication Services..............         5.1%
  Materials..............................        1.2%                 Short-Term Investments....................         3.6%
  Telecommunication Services.............        0.3%                                                                  ______
Short-Term Investments...................        2.2%                                                                  100.0%
                                               ______                                                                  ======
                                               100.0%
                                               ======

Roxbury Micro-Cap Fund

Common stocks
  Information Technology.................       41.3%
  Healthcare.............................       24.5%
  Energy.................................       10.0%
  Financials.............................        7.6%
  Industrials............................        6.6%
  Consumer Discretionary.................        6.0%
  Telecommunication Services.............        1.4%
Short-Term Investments.                          2.6%
                                               ______
                                               100.0%
                                               ======

DISCLOSURE OF PORTFOLIO HOLDINGS

The Trust files a complete schedule of investments with the SEC for its first and third fiscal quarters on Form N-Q. Form N-Q is available upon request, without charge, by visiting the SEC's website at http://www.sec.gov, or they may be viewed and copied at the SEC's Public Reference Room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the Public Reference
Room).

ROXBURY SMALL-CAP GROWTH FUND
_____________________________

  Investments / December 31, 2005 (Unaudited)
  (Showing Percentage of Total Investments)
________________________________________________________________________________


                                                                Value
                                               Shares          (Note 2)
                                              _________      ____________
COMMON STOCK - 97.8%

 CONSUMER DISCRETIONARY - 16.6%

  Diversified Consumer Services - 2.3%

   Laureate Education, Inc.*.......              77,856      $  4,088,218
                                                             ____________
  Hotels, Restaurants, & Leisure - 2.9%

   RARE Hospitality International,
    Inc.*..........................              53,545         1,627,233
   Ruby Tuesday, Inc...............             132,905         3,440,910
                                                             ____________
                                                                5,068,143
                                                             ____________
Household Durables - 2.4%

 Champion Enterprises, Inc.*.......              96,099         1,308,868
 Standard Pacific Corp.............              55,855         2,055,464
 Tempur-Pedic International, Inc.*.              74,434           855,991
                                                             ____________
                                                                4,220,323
                                                             ____________
Leisure Equipment & Products - 1.3%

 The Nautilus Group, Inc...........             125,815         2,347,708
                                                             ____________
Media - 1.9%

 Carmike Cinemas, Inc.*............              46,150         1,170,364
 Radio One, Inc. - Class D*........             204,494         2,116,513
                                                             ____________
                                                                3,286,877
                                                             ____________
Specialty Retail - 3.2%

 Build-A-Bear-Workshop, Inc.*......              78,145         2,316,218
 Pacific Sunwear of California,
  Inc.*............................              71,390         1,779,039
The Children's Place Retail
  Stores, Inc.*....................              27,155         1,342,000
                                                             ____________
                                                                5,437,257
                                                             ____________
Textile, Apparel, & Luxury Goods - 2.6%

 Columbia Sportswear Company*......              46,010         2,196,057
 Quicksilver, Inc.*................             170,665         2,362,004
                                                             ____________
                                                                4,558,061
                                                             ____________
TOTAL CONSUMER DISCRETIONARY...........................        29,006,587
                                                             ____________
CONSUMER STAPLES - 1.8%

 Personal Products - 1.8%

  Herbalife, Ltd.*.................              98,428         3,200,879
                                                             ____________
TOTAL CONSUMER STAPLES.................................         3,200,879
                                                             ____________


ENERGY - 7.0%

 Energy Equipment & Services - 5.4%

  Hercules Offshore, Inc.*.........              57,380      $  1,630,166
  Todco - Class A*.................              40,128         1,527,272
  Union Drilling, Inc.*............              77,565         1,127,019
  Unit Corp.*......................              47,955         2,638,964
  Universal Compression Holdings,
   Inc.*...........................              61,228         2,517,695
                                                             ____________
                                                                9,441,116
                                                             ____________
Oil, Gas & Consumable Fuels - 1.6%

 Comstock Resources, Inc.*.........              70,630         2,154,921
 Stealthgas, Inc.*.................              54,070           681,282
                                                             ____________
                                                                2,836,203
                                                             ____________
TOTAL ENERGY...........................................        12,277,319
                                                             ____________
FINANCIALS - 8.0%

 Capital Markets - 2.0%

  Affiliated Managers Group, Inc.*.              42,854         3,439,033
                                                             ____________
Insurance - 0.8%

 Navigators Group, Inc.*...........              31,775         1,385,708
                                                             ____________
Real Estate - 4.0%

 Alexandria Real Estate Equities,
  Inc..............................              28,145         2,265,673
 Jones Lang LaSalle, Inc...........              50,925         2,564,074
 Trammell Crow Co.*................              86,676         2,223,239
                                                             ____________
                                                                7,052,986
                                                             ____________
Thrifts & Mortgage Financing - 1.2%

 NewAlliance Bancshares, Inc.*.....             143,568         2,087,479
                                                             ____________
TOTAL FINANCIALS.......................................        13,965,206
                                                             ____________
HEALTHCARE - 11.9%

 Biotechnology - 3.6%

  Neurocrine Biosciences, Inc.* ...              71,610         4,492,095
  Senomyx, Inc.* ..................              70,985           860,338
  Serologicals Corp.* .............              44,085           870,238
                                                             ____________
                                                                6,222,671
                                                             ____________

    The accompanying notes are an integral part of the financial statements.

ROXBURY SMALL-CAP GROWTH FUND
_____________________________

  Investments / December 31, 2005 (Unaudited) - continued
________________________________________________________________________________



                                                                Value
                                               Shares          (Note 2)
                                              _________      ____________
Health Care Equipment & Supplies - 2.5%

 American Medical Systems
  Holdings, Inc.*..................              78,040       $ 1,391,453
 Gen-Probe, Inc.*..................              59,526         2,904,274
                                                             ____________
                                                                4,295,727
                                                             ____________
Health Care Providers & Services - 4.5%

 Amedisys, Inc.*...................              52,848         2,232,300
 Per-Se Technologies, Inc.*........              51,490         1,202,806
 Symbion, Inc.*....................              58,524         1,346,052
 United Surgical Partners
  International, Inc.*.............              62,902         2,022,299
 VCA Antech, Inc.* ................              44,890         1,265,898
                                                             ____________
                                                                8,069,355
                                                             ____________
Pharmaceuticals - 1.3%

 First Horizon Pharmaceutical*.....              79,865         1,377,671
 Pain Therapeutics, Inc.*..........             121,655           822,388
                                                             ____________
                                                                2,200,059
                                                             ____________
TOTAL HEALTHCARE.......................................        20,787,812
                                                             ____________
INDUSTRIALS - 19.5%

 Aerospace & Defense - 2.0%

  Armor Holdings, Inc..............              80,408         3,429,400
                                                             ____________
 Building Products - 1.2%

  NCI Building Systems, Inc.*......              48,155         2,045,624
                                                             ____________
Commercial Services & Supplies - 2.8%

 Kenexa Corp.* ....................              72,331         1,526,184
 Knoll, Inc. ......................             109,460         1,872,861
 Navigant Consulting, Inc.*........              64,375         1,414,963
                                                             ____________
                                                                4,814,008
                                                             ____________
Construction & Engineering - 3.9%

 Granite Construction, Inc. .......              78,244         2,809,742
 Perini Corp.* ....................             108,610         2,622,932
 Williams Scotsman International,
  Inc.*............................              82,780         1,432,922
                                                             ____________
                                                                6,865,596
                                                             ____________
Electrical Equipment - 1.2%

 Energy Conversion Devices, Inc.* .              53,480         2,179,310
                                                             ____________

Machinery - 5.2%

 CLARCOR, Inc......................              53,658       $ 1,594,179
 Freightcar America, Inc.*.........              62,873         3,022,934
 IDEX Corp.........................              46,762         1,922,386
 Oshkosh Truck Corp................              58,006         2,586,488
                                                             ____________
                                                                9,125,987
                                                             ____________
Trading Co. & Distributors - 3.2%

 Interline Brands, Inc.*...........              81,750         1,859,813
 Wesco International, Inc.*........              87,014         3,718,107
                                                             ____________
                                                                5,577,920
                                                             ____________
TOTAL INDUSTRIALS......................................        34,037,845
                                                             ____________
INFORMATION TECHNOLOGY - 31.5%

 Communications Equipment - 3.8%

  Comtech Group, Inc.*.............              70,715           439,140
  RADWARE, Ltd.*...................              94,660         1,719,026
  Superior Essex, Inc.*............              80,017         1,613,143
  Symmetricom, Inc.*...............             168,187         1,424,544
  Viasat, Inc.*....................              52,480         1,402,790
                                                             ____________
                                                                6,598,643
                                                             ____________
 Computers & Peripherals - 5.3%

  Bookham, Inc. - W.I.*............             250,005         1,430,029
  Electronics for Imaging, Inc.*...              73,559         1,957,405
  Komag, Inc.*.....................              66,058         2,289,570
  Rackable Systems, Inc.*..........              44,515         1,267,787
  Synaptics, Inc.*.................              90,615         2,240,003
                                                             ____________
                                                                9,184,794
                                                             ____________
 Electronic Equipment & Instruments - 4.8%

  Applied Films Corp.*.............              60,185         1,250,042
  Electro Scientific Industries, Inc.*           75,140         1,814,631
  FLIR Systems, Inc.*..............             102,845         2,296,529
  GSI Lumonics, Inc.*..............              76,135           826,826
  Nam Tai Electronics, Inc.........              98,138         2,208,105
                                                             ____________
                                                                8,396,133
                                                             ____________
 Internet Software & Services - 4.2%

  Digitas, Inc.*...................             199,783         2,501,283
  Equinix, Inc.*...................              68,407         2,788,269
  Interwoven, Inc.*................             243,603         2,063,317
                                                             ____________
                                                                7,352,869
                                                             ____________

    The accompanying notes are an integral part of the financial statements.

ROXBURY SMALL-CAP GROWTH FUND
_____________________________

  Investments / December 31, 2005 (Unaudited) - continued
________________________________________________________________________________



                                                                Value
                                               Shares          (Note 2)
                                              _________      ____________

IT Services - 2.3%

 Alliance Data Systems Corp.*.........           57,765      $  2,056,434
 iPayment, Inc.*.................. ...           18,345           761,684
 Modis Professional Services, Inc.*...           91,395         1,249,370
                                                             ____________
                                                                4,067,488
                                                             ____________

Semiconductors & Semi Equipment - 6.4%

 DSP Group, Inc*......................           53,420         1,338,705
 Emcore Corp.*........................          112,635           835,752
 FEI Co.*.............................          117,416         2,250,865
 Monolithic Power Systems*............           44,280           663,757
 Netlogic Microsystems, Inc.*.........           73,655         2,006,362
 Sigma Designs, Inc.*.................          120,676         1,855,997
 SiRF Technology Holdings, Inc.* .....           70,162         2,090,828
                                                             ____________
                                                               11,042,266
                                                             ____________
Software - 4.7%

 Epicor Software Corp.*...............           82,045         1,159,296
 Manhattan Associates, Inc.*..........           85,630         1,753,702
 Wind River Systems, Inc..............          224,929         3,322,202
 Witness Systems, Inc.*...............           96,040         1,889,107
                                                             ____________
                                                                8,124,307
                                                             ____________

TOTAL INFORMATION TECHNOLOGY ..........................        54,766,500
                                                             ____________
MATERIALS - 1.2%

 Chemicals - 1.2%

  Airgas, Inc.........................           64,660         2,127,314
                                                             ____________
TOTAL MATERIALS........................................         2,127,314
                                                             ____________

 TELECOMMUNICATION SERVICES - 0.3%

  Diversified Telecom Services - 0.3%

   CBeyond Communications,
    Inc.*.............................           43,305           446,042
                                                             ____________
TOTAL TELECOMMUNICATION SERVICES ......................           446,042
                                                             ____________
TOTAL COMMON STOCK
   (Cost $146,105,354).................................       170,615,504
                                                             ____________

SHORT-TERM INVESTMENTS - 2.2%

   BlackRock Liquidity Funds
    TempCash Portfolio -
    Institutional Series..............        1,903,012         1,903,012
   BlackRock Liquidity Funds
    TempFund Portfolio -
    Institutional Series..............        1,903,013         1,903,013
                                                             ____________
   TOTAL SHORT-TERM INVESTMENTS
    (Cost $3,806,025)..................................         3,806,025
                                                             ____________
   TOTAL INVESTMENTS - 100.0%
    (Cost $149,911,379)................................      $174,421,529
                                                             ============
____________
* Non-income producing security.

    The accompanying notes are an integral part of the financial statements.

ROXBURY MID-CAP FUND
____________________

   Investments / December 31, 2005 (Unaudited)
   (Showing Percentage of Total Investments)
________________________________________________________________________________


                                                                Value
                                               Shares          (Note 2)
                                              _________      ____________
COMMON STOCK - 96.4%

 CONSUMER DISCRETIONARY - 20.8%

  Diversified Consumer Services - 1.0%

   Bright Horizons Family Solutions,
    Inc.*.............................            3,900      $    144,495
                                                             ____________

  Hotels, Restaurants, & Leisure - 2.9%

   P.F. Chang's China Bistro, Inc.*...            2,700           134,001
   The Cheesecake Factory, Inc.*......            7,500           280,425
                                                             ____________
                                                                  414,426
                                                             ____________
  Household Durables - 2.6%

   Standard Pacific Corp..............            9,900           364,320
                                                             ____________
  Specialty Retail - 14.3%

   Abercrombie & Fitch Co. -
    Class A...........................            4,600           299,828
   Bed Bath & Beyond, Inc.*...........           11,900           430,185
   Guitar Center, Inc.*...............            5,400           270,054
   PetSmart*..........................           12,100           310,486
   Ross Stores, Inc...................           10,515           303,884
   Tractor Supply Co.*................            5,400           285,876
   Urban Outfitters, Inc.*............            5,400           136,674
                                                             ____________
                                                                2,036,987
                                                             ____________
   TOTAL CONSUMER DISCRETIONARY........................         2,960,228
                                                             ____________
  ENERGY - 8.9%

   Energy Equipment & Services - 6.2%

    GlobalSantaFe Corp................            6,100           293,715
    Noble Corp........................            3,800           268,052
    Weatherford International, Inc.*..            8,800           318,560
                                                             ____________
                                                                  880,327
                                                             ____________
   Oil, Gas & Consumable Fuels - 2.7%

    Consol Energy, Inc................            5,800           378,044
                                                             ____________
   TOTAL ENERGY........................................         1,258,371
                                                             ____________
  FINANCIALS - 19.0%

   Capital Markets - 3.0%

    Nuveen Investments - Class A......            9,900           421,938
                                                             ____________
   Commercial Banks - 1.9%
    Commerce Bancorp, Inc.............            7,900           271,839
                                                             ____________

   Insurance - 2.0%

    Willis Group Holdings Ltd.........            7,800           288,132
                                                             ____________
   Real Estate - 5.4%

    CB Richard Ellis Group, Inc.*.....            8,000           470,800
    Sunstone Hotel Investors, Inc.*...           11,200           297,584
                                                             ____________
                                                                  768,384
                                                             ____________

   Thrifts & Mortgage Financing - 6.7%

    Accredited Home Lenders Holding
     Co.*.............................            6,300           312,354
    Commercial Capital Bancorp, Inc.             19,100           326,992
    Hudson City Bancorp, Inc..........           24,300           294,516
                                                             ____________
                                                                  933,862
                                                             ____________
   TOTAL FINANCIALS....................................         2,684,155
                                                             ____________
  HEALTHCARE - 17.2%

   Biotechnology - 1.3%

    Celgene Corp.*....................            2,800           181,440
                                                             ____________
   Health Care Equipment & Supplies - 11.0%

    American Medical Systems
     Holdings, Inc.*..................           17,000           303,110
    Arthrocare Corp.*.................            7,600           320,264
    Cytyc Corp.*......................            5,800           163,734
    Gen-Probe, Inc.*..................            3,300           161,007
    Intuitive Surgical, Inc.*.........            1,200           140,724
    Kinetic Concepts, Inc.*...........            4,600           182,896
    Varian Medical Systems, Inc.*.....            5,700           286,938
                                                             ____________
                                                                1,558,673
                                                             ____________
   Health Care Providers & Services - 4.9%

    Community Health Systems*.........            9,400           360,396
    Henry Schein, Inc.*...............            7,700           336,028
                                                             ____________
                                                                  696,424
                                                             ____________

   TOTAL HEALTHCARE....................................         2,436,537
                                                             ____________
  INDUSTRIALS - 6.5%

   Air Freight & Logistics - 2.7%

    UTI Worldwide, Inc................            4,100           380,644
                                                             ____________

    The accompanying notes are an integral part of the financial statements.

ROXBURY MID-CAP FUND
____________________

   Investments / December 31, 2005 (Unaudited) - continued

________________________________________________________________________________


                                                                Value
                                               Shares          (Note 2)
                                              _________      ____________
   Commercial Services & Supplies - 3.8%

    Education Management Corp.*.......            4,300      $    144,093
    Stericycle, Inc.*.................            4,450           262,016
    The Corporate Executive Board Co..            1,450           130,065
                                                             ____________
                                                                  536,174
                                                             ____________
   TOTAL INDUSTRIALS...................................           916,818
                                                             ____________
  INFORMATION TECHNOLOGY - 18.9%

   Communications Equipment - 1.3%

    Foundry Networks, Inc.*...........           13,100           180,911
                                                             ____________
   Internet Software & Services - 4.1%

    Akamai Technologies, Inc.*........            8,200           163,426
    Valueclick, Inc.*.................           15,500           280,705
    Webex Communications, Inc.*.......            6,400           138,432
                                                             ____________
                                                                  582,563
                                                             ____________
   IT Services - 5.3%

    Alliance Data Systems Corp.*......           14,200           505,520
    Global Payments, Inc..............            5,400           251,694
                                                             ____________
                                                                  757,214
                                                             ____________
   Semiconductors & Semi Equipment - 6.5%
    Altera Corp.*.....................            7,300           135,269
    Broadcom Corp. Class A*...........            7,000           330,050
    Hittite Microwave Corp.*..........            6,200           143,468
    Microchip Technology, Inc.........            9,400           302,210
                                                             ____________
                                                                  910,997
                                                             ____________

   Software - 1.7%

    Citrix Systems, Inc.*.............            8,300           238,874
                                                             ____________

   TOTAL INFORMATION TECHNOLOGY........................         2,670,559
                                                             ____________

  TELECOMMUNICATION SERVICES - 5.1%

   Wireless Telecom Services - 5.1%

    NII Holdings, Inc.*...............           16,400           716,352
                                                             ____________

  TOTAL TELECOMMUNICATION SERVICES.....................           716,352
                                                             ____________

  TOTAL COMMON STOCK
      (Cost $11,804,248)...............................        13,643,020
                                                             ____________

SHORT-TERM INVESTMENTS - 3.6%
     BlackRock Liquidity Funds
       TempCash Portfolio -
       Institutional Series...........          257,973           257,973
     BlackRock Liquidity Funds
       TempFund Portfolio -
       Institutional Series...........          257,973           257,973
                                                             ____________

    TOTAL SHORT-TERM INVESTMENTS
      (Cost $515,946)...................................          515,946
                                                             ____________

    TOTAL INVESTMENTS - 100.0%
      (Cost $12,320,194)................................     $ 14,158,966
                                                             ============
____________
* Non-income producing security.

    The accompanying notes are an integral part of the financial statements.

ROXBURY MICRO-CAP FUND
______________________

   Investments / December 31, 2005 (Unaudited)
   (Showing Percentage of Total Investments)
________________________________________________________________________________


                                                                Value
                                               Shares          (Note 2)
                                              _________      ____________

COMMON STOCK - 97.4%

  CONSUMER DISCRETIONARY - 6.0%

   Hotels, Restaurants, & Leisure - 3.8%

    Youbet.com, Inc.*.................            2,785      $     13,173
                                                             ____________

   Textile, Apparel, & Luxury Goods - 2.2%

    Tarrant Apparel Group*............            7,025             7,447
                                                             ____________

   TOTAL CONSUMER DISCRETIONARY........................            20,620
                                                             ____________

  ENERGY - 10.0%

   Energy Equipment & Services - 3.8%

    Allis-Chalmers Energy Inc.*.......            1,033            12,860
                                                             ____________

   Oil, Gas & Consumable Fuel - 6.2%

    Far East Energy Corp.*............            7,549            10,267
    Toreador Resources Corp.*.........              527            11,104
                                                             ____________
                                                                   21,371
                                                             ____________
   TOTAL ENERGY........................................            34,231
                                                             ____________

  FINANCIALS - 7.6%

   Consumer Finance - 7.6%

    Cash Systems, Inc.*...................        1,577            13,831
    First Cash Financial Services, Inc.*..          421            12,276
                                                             ____________

   TOTAL FINANCIALS....................................            26,107
                                                             ____________

  HEALTHCARE - 24.5%

   Health Care Equipment & Supplies - 21.2%

    Endocare, Inc.*.......................        4,542            12,445
    Memry Corp.*..........................        7,012            13,393
    OraSure Technologies, Inc.*...........        1,158            10,214
    PhotoMedex, Inc.*.....................        7,444            12,804
    Providence Service Corp.*.............          409            11,775
    TriPath Imaging, Inc.*................        1,977            11,941
                                                             ____________
                                                                   72,572
                                                             ____________
   Health Care Providers & Services - 3.3%

    Bio-Imaging Technologies, Inc.*.......        3,532            11,302
                                                             ____________

   TOTAL HEALTHCARE....................................            83,874
                                                             ____________

  INDUSTRIALS - 6.6%

   Commercial Services & Supplies - 3.6%

    Consolidated Graphics, Inc.*..........          258            12,213
                                                             ____________

   Trading Co. & Distributors - 3.0%

    Rush Enterprises, Inc. - Class A*.....          687            10,223
                                                             ____________

   TOTAL INDUSTRIALS...................................            22,436
                                                             ____________

  INFORMATION TECHNOLOGY - 41.3%

   Communications Equipment - 14.4%

    Airspan Networks, Inc.*...............        2,369            13,480
    Digi International, Inc.*.............        1,251            13,123
    EFJ, Inc.*............................          960             9,744
    Relm Wireless Corp.*..................        1,752            12,807
                                                             ____________
                                                                   49,154
                                                             ____________
   Computers & Peripherals - 1.0%

    LaserCard Corp.* .....................          229             3,433
                                                             ____________

    Electronic Equipment & Instruments - 15.5%

    Bulldog Technologies, Inc.* ..........       15,531            16,307
    Fargo Electronics* ...................          498             9,587
    Iteris, Inc.* ........................        2,964             7,114
    Measurement Specialties, Inc.* .......          239             5,820
    Napco Security Systems, Inc.* ........        1,344            13,936
                                                             ____________
                                                                   52,764
                                                             ____________

   Internet Software & Services - 3.7%

    Cybersource Corp.*....................        1,907            12,586
                                                             ____________

   IT Services - 2.9%

    TNS, Inc.*............................          517             9,916
                                                             ____________

   Software - 3.8%

    Peerless Systems Corp.*...............        1,532            12,915
                                                             ____________

   TOTAL INFORMATION TECHNOLOGY........................           140,768
                                                             ____________

    The accompanying notes are an integral part of the financial statements.

ROXBURY MICRO-CAP FUND
______________________

   Investments / December 31, 2005 (Unaudited) - continued
   (Showing Percentage of Total Investments)
________________________________________________________________________________


                                                                Value
                                               Shares          (Note 2)
                                              _________      ____________

  TELECOMMUNICATION SERVICES - 1.4%

   Diversified Telecom Services - 1.4%

    UCN, Inc.*........................            2,760      $      4,885
                                                             ____________

   TOTAL TELECOMMUNICATION SERVICES....................             4,885
                                                             ____________

   TOTAL COMMON STOCK
     (Cost $313,675)...................................           332,921
                                                             ____________

SHORT-TERM INVESTMENTS - 2.6%
   BlackRock Liquidity Funds
     TempCash Portfolio -
     Institutional Series..........               4,375             4,375
   BlackRock Liquidity Funds
     TempFund Portfolio -
     Institutional Series..........               4,374             4,374
                                                             ____________

 TOTAL SHORT-TERM INVESTMENTS
   (Cost $8,749).......................................             8,749
                                                             ____________

 TOTAL INVESTMENTS - 100.0%
   (Cost $322,424).....................................          $341,670
                                                             ============
____________
* Non-income producing security.

    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

   Financial Statements
________________________________________________________________________________


STATEMENTS OF ASSETS AND LIABILITIES
December 31, 2005 (Unaudited)
                                                                            Small-Cap       Mid-Cap       Micro-Cap
                                                                           Growth Fund       Fund           Fund
                                                                          ____________    ____________    _________
Assets:

Investment in securities, at value*...................................... $174,421,529     $14,158,966     $341,670
Receivable for fund shares sold..........................................      163,268               -          504
Receivable for investments sold..........................................    2,391,659         561,643        1,642
Receivable from advisor..................................................            -               -        2,855
Dividends and interest receivable........................................       88,658           9,101           82
Other assets.............................................................        6,198             293        3,160
                                                                          ____________     ___________     ________

Total assets.............................................................  177,071,312      14,730,003      349,913
                                                                          ____________     ___________     ________

Liabilities:

Payable for fund shares redeemed.........................................       44,797         169,624            -
Payable for investments purchased........................................    1,010,440         286,910      7,721
Accrued advisory fee.....................................................      150,054           1,232            -
Other accrued expenses...................................................       47,652          48,770       12,850
                                                                          ____________     ___________     ________

Total liabilities........................................................    1,252,943         506,536       20,571
                                                                          ____________     ___________     ________

Net Assets............................................................... $175,818,369     $14,223,467     $329,342
                                                                          ============     ===========     ========
Net Assets consist of:

Paid-in capital.......................................................... $151,084,741     $12,239,075     $330,810
Accumulated net investment loss..........................................     (649,406)        (57,348)      (2,770)
Accumulated net realized gain (loss) on investments......................      872,884         202,968      (17,944)
Net unrealized appreciation of investments...............................   24,510,150       1,838,772       19,246
                                                                          ____________     ___________     ________

Net Assets............................................................... $175,818,369     $14,223,467     $329,342
                                                                          ============     ===========     ========

Net Assets by share class:

  Institutional Shares................................................... $175,771,730     $ 1,050,024     $329,342
  Investor Shares........................................................       46,639      13,173,443            -
                                                                          ____________     ___________     ________
                                                                          $175,818,369     $14,223,467     $329,342
                                                                          ============     ===========     ========
Shares of beneficial interest outstanding:

  ($0.01 par value, unlimited authorized shares):
  Institutional Shares...................................................    9,580,204         175,515       32,429
  Investor Shares........................................................        2,551       2,205,454            -

Net Asset Value, offering and redemption price per share:

  Institutional Shares................................................... $      18.35     $      5.98     $  10.16
                                                                          ============     ===========     ========

  Investor Shares........................................................ $      18.28     $      5.97     $      -
                                                                          ============     ===========     ========
____________
*Investments at cost..................................................... $149,911,379     $12,320,194     $322,424

    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

   Financial Statements - continued
________________________________________________________________________________


STATEMENTS OF OPERATIONS
For the Six-Month Period Ended December 31, 2005 (Unaudited)
                                                                            Small-Cap        Mid-Cap      Micro-Cap
                                                                           Growth Fund        Fund          Fund
                                                                          ____________    ____________    _________
Investment income:

  Dividends..............................................................    $ 259,178        $ 36,534    $       -
  Interest...............................................................      113,836          10,896          373
  Foreign tax withheld...................................................            -             (73)           -
                                                                          ____________    ____________    _________
  Total investment income................................................      373,014          47,357          373
                                                                          ____________    ____________    _________

Expenses:

  Advisory fees..........................................................      827,518          51,360        2,022
  Administration and accounting fees.....................................       78,653          20,253        6,636
  Custody fees...........................................................       18,960           6,635        1,753
  Compliance services....................................................       11,293             946           18
  Transfer agent fees....................................................       17,729          37,366        3,595
  Shareholder service fees-Investor shares...............................           26          15,682            -
  Reports to shareholders................................................       15,045           2,162        2,384
  Trustees' fees.........................................................        9,315           9,689        9,065
  Registration fees......................................................       20,849           1,304          475
  Professional fees......................................................       20,839          14,648        9,117
  Other..................................................................        8,403           5,932          623
                                                                          ____________    ____________    _________
    Total expenses before fee waivers and expense reimbursements.........    1,028,630         165,977       35,688
    Expenses waived or reimbursed by investment adviser..................            -         (48,853)     (26,464)
    Administration and accounting fees waived............................       (6,210)        (12,419)      (6,210)
                                                                          ____________    ____________    _________
      Total expenses, net................................................    1,022,420         104,705        3,014
                                                                          ____________    ____________    _________
  Net investment loss....................................................     (649,406)        (57,348)      (2,641)
                                                                          ____________    ____________    _________

Net realized and unrealized gain (loss) on investments:

  Net realized gain (loss) on investments................................    7,774,329         714,642      (10,232)
  Net change in unrealized appreciation (depreciation) on investments....    8,900,539         103,122        8,049
                                                                          ____________    ____________    _________
  Net gain (loss) on investments.........................................   16,674,868         817,764       (2,183)
                                                                          ____________    ____________    _________

Net increase (decrease) in net assets resulting from operations..........  $16,025,462       $ 760,416    $  (4,824)
                                                                          ============    ============    =========

    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

   Financial Statements - continued
________________________________________________________________________________


STATEMENTS OF CHANGES IN NET ASSETS
For the Six-Month Period Ended December 31, 2005 (Unaudited)
                                                                            Small-Cap       Mid-Cap       Micro-Cap
                                                                           Growth Fund       Fund           Fund
                                                                          ____________    ____________    _________
Increase (Decrease) in Net Assets:

Operations:
  Net investment loss. ..................................................   $ (649,406)      $ (57,348)  $   (2,641)
  Net realized gain (loss) on investments ...............................    7,774,329         714,642      (10,232)
  Net change in unrealized appreciation (depreciation) on investments ...    8,900,539         103,122        8,049
                                                                          ____________    ____________    _________

Net increase (decrease) in net assets resulting from operations .........   16,025,462         760,416       (4,824)
                                                                          ____________    ____________    _________

Distributions to shareholders from:
  Net realized gains:
    Institutional shares ................................................     (587,594)       (459,957)           -
    Investor shares. ....................................................         (157)        (42,873)           -
                                                                          ____________    ____________    _________

Total distributions .....................................................     (587,751)       (502,830)           -
                                                                          ____________    ____________    _________

Fund share transactions (Note 5):
  Proceeds from shares sold .............................................   19,423,167       1,767,338      270,881
  Cost of shares issued on reinvestment of distributions ................      553,745         443,330            -
  Cost of shares redeemed ...............................................   (7,508,474)     (1,012,593)     (71,017)
                                                                          ____________    ____________    _________

Net increase in net assets from Fund share transactions .................   12,468,438       1,198,075      199,864
                                                                          ____________    ____________    _________

Total increase in net assets ............................................   27,906,149       1,455,661      195,040

Net Assets:

  Beginning of period ...................................................  147,912,220      12,767,806      134,302
                                                                          ____________    ____________    _________
  End of period ......................................................... $175,818,369   $  14,223,467   $  329,342
                                                                          ============    ============    =========

Accumulated net investment loss ......................................... $   (649,406)  $     (57,348)  $   (2,770)
                                                                          ____________    ____________    _________


    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

   Financial Statements - continued
________________________________________________________________________________


STATEMENTS OF CHANGES IN NET ASSETS
For the Year or Period Ended June 30, 2005
                                                                            Small-Cap       Mid-Cap       Micro-Cap
                                                                           Growth Fund       Fund           Fund(1)
                                                                          ____________    ____________    _________
Increase (Decrease) in Net Assets:

Operations:
  Net investment loss ................................................... $   (975,158)  $    (129,784)  $   (1,216)
  Net realized gain (loss) on investments ...............................   (5,879,896)         27,648       (7,712)
  Net change in unrealized appreciation (depreciation) on investments ...    9,054,165       1,290,539       11,197
                                                                          ____________    ____________    _________
Net increase in net assets resulting from operations ....................    2,199,111       1,188,403        2,269
                                                                          ____________    ____________    _________
Distributions to shareholders from:
  Net realized gains:
    Institutional shares ................................................   (1,490,217)              -            -
    Investor shares .....................................................         (113)        (24,519)           -
                                                                          ____________    ____________    _________
Total Distributions .....................................................   (1,490,330)        (24,519)           -
                                                                          ____________    ____________    _________
Fund share transactions (note 5):
  Proceeds from shares sold .............................................  113,254,520       4,345,305      170,407
  Cost of shares issued on reinvestment of distributions ................    1,348,337          21,127            -
  Cost of shares redeemed ...............................................  (17,716,585)     (5,512,501)     (38,374)
                                                                          ____________    ____________    _________
Net increase (decrease) in net assets from Fund Share transactions ......   96,886,272      (1,146,069)     132,033
                                                                          ____________    ____________    _________
Total increase in net assets ............................................   97,595,053          17,815      134,302

Net Assets:

  Beginning of period ...................................................   50,317,167      12,749,991            -
                                                                          ____________    ____________    _________
  End of period ......................................................... $147,912,220     $12,767,806   $  134,302
                                                                          ============    ============    =========
Undistributed net investment income (accumulated loss) .................. $          -   $           -   $     (129)
                                                                          ____________    ____________    _________

___________
(1) Commencement of operations was December 29, 2004.


    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

   Financial Highlights
________________________________________________________________________________


The following tables include selected data for a share outstanding throughout each period and other performance information derived from the financial statements. The total returns in the tables represent the rate an investor would have earned or lost on an investment in the Funds (assuming reinvestment of all dividends and distributions). This information should be read in conjunction with the financial statements and notes thereto.

                                                              For the
                                                             Six-Month          For the Fiscal
                                                            Period Ended      Years Ended June 30,       For the Period
                                                            December 31,     ______________________     January 2, 2003(1)
                                                                2005                                        through
                                                            (Unaudited)        2005         2004          June 30, 2003
                                                            ____________     ________      ________     __________________

Small-Cap Growth Fund(2)- Institutional Shares

Net Asset Value - Beginning of Period ....................  $  16.66         $  16.75      $  12.76           $10.00
                                                            ________         ________      ________           ______
Investment Operations:

  Net investment loss(3) .................................     (0.07)           (0.17)        (0.25)           (0.09)
  Net realized and unrealized gain on investments ........      1.82             0.43          4.64             2.85
                                                            ________         ________      ________           ______

    Total from investment operations .....................      1.75             0.26          4.39             2.76
                                                            ________         ________      ________           ______
Distributions:

  From net realized gains. ...............................     (0.06)           (0.35)        (0.40)               -
                                                            ________         ________      ________           ______

Net Asset Value - End of Period ..........................  $  18.35         $  16.66      $  16.75           $12.76
                                                            ========         ========      ========           ======
Total Return .............................................     10.52%**          1.53%        34.67%           27.60%**

Ratios (to average net assets)/Supplemental Data:(4)

  Expenses:
    Including waivers/reimbursements. ....................      1.24%*           1.36%         1.69%            1.75%*
    Excluding waivers/reimbursements .....................      1.24%*           1.37%         1.79%            9.13%*
  Net investment loss ....................................     (0.78)%*         (1.04)%       (1.53)%          (1.45)%*
Portfolio turnover rate ..................................        71%**           161%          172%              86%**
Net assets at the end of period (000 omitted) ............  $175,772         $147,907      $ 50,317           $8,835
___________
*   Annualized.

**  Not annualized.

(1) Commencement of operations.

(2) Effective May 4, 2004, the Wilmington Small Cap Growth Portfolio changed its name to the Roxbury Small-Cap Growth Fund.

(3) The net investment loss per share was calculated using the average shares outstanding method.

(4) For the periods prior to July 1, 2005, the Fund operated as a feeder fund in a master-feeder structure. The expense and net investment loss ratios include expenses allocated from the master fund, WT Investment Trust I - Small Cap Growth Series (the
    "Series"), and the portfolio turnover rate reflects investment activity of the Series. Effective July 1, 2005, the Fund no longer operates in a master-feeder structure.


    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

   Financial Highlights - continued
________________________________________________________________________________


                                                              For the
                                                             Six-Month
                                                            Period Ended      For the Period
                                                            December 31,    September 30, 2004(1)
                                                                2005             through
                                                            (Unaudited)       June 30, 2005
                                                            ____________    ____________________
Small-Cap Growth Fund - Investor Shares

Net Asset Value - Beginning of Period ....................     $16.62             $ 15.48
                                                               ______             _______
Investment Operations:

  Net investment loss(2) .................................      (0.09)              (0.15)
  Net realized and unrealized gain on investments ........       1.81                1.64
                                                               ______             _______

    Total from investment operations .....................       1.72                1.49
                                                               ______             _______

Distributions:

  From net realized gains ................................      (0.06)              (0.35)
                                                               ______             _______

Net Asset Value - End of Period ..........................     $18.28             $ 16.62
                                                               ======             =======

Total Return .............................................      10.36%**             9.60%**

Ratios (to average net assets)/Supplemental Data:(3)

  Expenses:
    Including waivers/reimbursements. ....................       1.49%*              1.60%*
    Excluding waivers/reimbursements .....................       1.52%*            236.10%*
  Net investment loss ....................................      (1.06)%*            (1.28)%*
Portfolio turnover rate ..................................         71%**              161%**
Net assets at the end of period (000 omitted) ............     $   47             $     5
___________
*   Annualized.

**  Not annualized.

(1) Commencement of operations.

(2) The net investment loss per share was calculated using the average shares method.

(3) For the period prior to July 1, 2005, the Fund operated as a feeder fund in a master-feeder structure. The expense and net investment loss ratios include expenses allocated from the master fund, WT Investment Trust I - Small Cap Growth Series (the
    "Series"), and the portfolio turnover rate reflects investment activity of the Series. Effective July 1, 2005, the Fund no longer operates in a master-feeder structure.


    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

   Financial Highlights - continued
________________________________________________________________________________


                                                              For the
                                                             Six-Month
                                                            Period Ended      For the Period
                                                            December 31,    February 8, 2005(1)
                                                                2005             through
                                                            (Unaudited)       June 30, 2005
                                                            ____________    ____________________
Mid-Cap Fund - Institutional Shares

Net Asset Value - Beginning of Period ....................    $  5.84             $  5.75
                                                              _______             _______

Investment Operations:

  Net investment loss(2) .................................      (0.02)              (0.02)
  Net realized and unrealized gain on investments ........       0.38                0.11
                                                              _______             _______

    Total from investment operations .....................       0.36                0.09
                                                              _______             _______

Distributions:

  From net realized gains ................................      (0.22)                  -
                                                              _______             _______

Net Asset Value - End of Period ..........................    $  5.98             $  5.84
                                                              =======             =======

Total Return .............................................       6.16%**             1.57%**

Ratios (to average net assets)/Supplemental Data:(3)

  Expenses:
    Including waivers/reimbursements .....................       1.30%*              1.30%*
    Excluding waivers/reimbursements .....................       2.19%*              3.50%*
  Net investment loss ....................................      (0.61)%*            (0.86)%*
Portfolio turnover rate ..................................         59%**              110%**
Net assets at the end of period (000 omitted) ............    $ 1,050             $ 1,079
___________
*   Annualized.

**  Not annualized.

(1) Commencement of operations.

(2) The net investment loss per share was calculated using the average shares outstanding method.

(3) For the period prior to July 1, 2005, the Fund operated as a feeder fund in a master-feeder structure. The expense and net investment loss ratios include expenses allocated from the master fund, WT Investment Trust I - Mid Cap Series (the "Series"), and the portfolio turnover rate reflects the investment activity of the Series. Effective July 1, 2005, the Fund no longer operates in a master-feeder structure.

    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

   Financial Highlights - continued
________________________________________________________________________________


                                                   For the
                                                  Six-Month
                                                 Period Ended                                                  For the Period
                                                 December 31,                  For the Fiscal                December 14, 2000(1)
                                                     2005                    Years Ended June 30,                 through
                                                 (Unaudited)      2005       2004       2003     2002           June 30, 2001
                                                 ____________   _______    _______    _______    _______     ____________________

Mid-Cap Fund - Investor Shares(2)

Net Asset Value - Beginning of Period .........    $  5.84      $  5.38    $  4.24    $  4.32    $  5.55           $  5.00
                                                   _______      _______    _______    _______    _______           _______
Investment Operations:

  Net investment loss(3) ......................      (0.03)       (0.05)     (0.05)     (0.05)     (0.06)            (0.04)
  Net realized and unrealized gain (loss)
    on investments ............................       0.38         0.52       1.19      (0.03)     (1.08)             0.59
                                                   _______      _______    _______    _______    _______           _______

    Total from investment operations ..........       0.35         0.47       1.14      (0.08)     (1.14)             0.55
                                                   _______      _______    _______    _______    _______           _______

Distributions:

  From net realized gains .....................      (0.22)       (0.01)         -          -      (0.09)                -
                                                   _______      _______    _______    _______    _______           _______

Net Asset Value - End of Period ...............    $  5.97      $  5.84    $  5.38    $  4.24    $  4.32           $  5.55
                                                   =======      =======    =======    =======    =======           =======

Total Return ..................................       5.99%**      8.75%     26.89%     (1.85)%   (20.82)%           11.00%**

Ratios (to average net assets)/
    Supplemental Data:(4)

  Expenses:
    Including expense limitations .............       1.55%*       1.55%      1.55%      1.55%      1.55%             1.55%*
    Excluding expense limitations .............       2.44%*       2.59%      5.18%     38.22%     63.66%           228.87%*
  Net investment loss .........................      (0.86)%*     (1.03)%    (1.05)%    (1.07)%    (1.30)%           (1.22)%*
Portfolio turnover rate .......................         59%**       110%        79%       119%       116%               47%**
Net assets at the end of period (000
  omitted) ....................................    $13,173      $11,689    $12,750     $1,037    $   508           $    81
___________
*   Annualized.

**  Not annualized.

(1) Commencement of operations.

(2) Formerly known as Class A Shares.

(3) The net investment loss per share was calculated using the average shares outstanding method.

(4) For the periods prior to July 1, 2005, the Fund operated as a feeder fund in a master-feeder structure. The expense and net investment loss ratios include expenses allocated from the master fund, WT Investment Trust I - Mid Cap Series (the "Series"), and the portfolio turnover rate reflects the investment activity of the Series. Effective July 1, 2005, the Fund no longer operates in a master-feeder structure.


    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

   Financial Highlights - continued
________________________________________________________________________________


                                                              For the
                                                             Six-Month
                                                            Period Ended      For the Period
                                                            December 31,    December 29, 2004(1)
                                                                2005             through
                                                            (Unaudited)       June 30, 2005
                                                            ____________    ____________________
Micro-Cap Fund

Net Asset Value - Beginning of Period ....................    $ 10.09            $ 10.00
                                                              _______            _______

Investment Operations:

  Net investment loss(2) .................................      (0.10)             (0.09)
  Net realized and unrealized gain on investments ........       0.17               0.18
                                                              _______            _______

    Total from investment operations .....................       0.07               0.09
                                                              _______            _______

Net Asset Value - End of Period ..........................    $ 10.16            $ 10.09
                                                              =======            =======

Total Return .............................................       0.69%**            0.90%**

Ratios (to average net assets)/Supplemental Data:

  Expenses:
    Including waivers/reimbursements .....................       2.25%*             2.25%*
    Excluding waivers/reimbursements .....................      26.46%*            90.75%*
  Net investment loss ....................................      (1.96)%*           (1.98)%*
Portfolio turnover rate ..................................         77%**              77%**
Net assets at the end of period (000 omitted) ............    $   329            $   134
___________
*   Annualized.

**  Not annualized.

(1) Commencement of operations.

(2) The net investment loss per share was calculated using the average shares outstanding method.


    The accompanying notes are an integral part of the financial statements.

The Roxbury Funds
_________________

   Notes to Financial Statements (Unaudited)
________________________________________________________________________________


1. Description of the Fund. WT Mutual Fund (the "Trust") is registered under the Investment Company Act of 1940, as amended, (the "1940 Act") as an open-end management investment company and was organized as a Delaware business trust on June 1, 1994. The Amended and Restated Agreement and Declaration of Trust permits the Board of Trustees (the "Trustees") to establish series of shares, each of which constitutes a series separate and distinct from the shares of other series. The Trust currently offers 26 series, three of which are included in these financial statements. The three series included are:
   Roxbury Small-Cap Growth Fund ("Small-Cap Growth Fund"), Roxbury Mid-Cap Fund ("Mid-Cap Fund") and Roxbury Micro-Cap Fund ("Micro-Cap Fund") (each, a "Fund" and collectively, the "Funds").

   Each Fund offers two classes of shares: Institutional Shares and Investor Shares. All classes of shares have identical voting, dividend and liquidation rights. Institutional Shares are offered to retirement plans and other institutional investors. Investor Shares are available to all investors and are subject to a shareholder servicing fee. As of December 31, 2005, the Investor Shares of the Micro-Cap Fund had not commenced operations.

   Effective July 1, 2005, the Small-Cap Growth and Mid-Cap Funds' investment structure was changed from a master-feeder structure to a stand-alone mutual fund, whereby each Fund directly invests in securities. The restructuring was accomplished through a redemption by each Fund of its investment in its corresponding master fund, whereby the master fund distributed to the Fund its pro rata portion of assets and liabilities in a tax-free, in-kind distribution. No change in the investment adviser, its services or fees occurred as a result of the restructuring.


2. Significant   Accounting  Policies.   The  following  is  a  summary  of  the
   significant accounting policies of the Funds:

   Security Valuation. Securities held by the Funds which are listed on a securities exchange and for which market quotations are available are valued at the last quoted sale price of the day, or, if there is no such reported sale, securities are valued at the mean between the most recent quoted bid and ask prices. Securities traded on The Nasdaq Stock Market, Inc. ("NASDAQ") are valued in accordance with the NASDAQ Official Closing Price, which may not be the last sale price. Price information for listed securities is taken from the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available are valued at the most recent bid prices. Securities with a remaining maturity of 60 days or less are valued at amortized cost, which approximates market value, unless the Trustees determine that this does not represent fair value.

   Federal Income Taxes. Each Fund is treated as a separate entity for Federal income tax purposes and intends to continue to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, and to distribute substantially all of its income to its shareholders. Therefore, no Federal income tax provision has been made.

   Security Transactions and Investment Income. Investment security transactions are accounted for on a trade date basis. Each Fund uses the specific identification method for determining realized gains and losses on investments for both financial and Federal income tax reporting purposes. Interest income is recorded on the accrual basis and includes the amortization of premium and the accretion of discount. Dividend income is recorded on the ex-dividend date.

The Roxbury Funds
_________________

   Notes to Financial Statements (Unaudited) - continued
________________________________________________________________________________


   Class Accounting. In calculating net asset value per share for each class, investment income, realized and unrealized gains and losses and expenses other than class specific expenses, are allocated daily to each class of shares based upon the proportion of net assets of each class at the beginning of each day. Expenses relating to a specific class are charged directly to that class.

   Distributions to Shareholders. Dividends and distributions to shareholders are recorded on the ex-dividend date. Distributions from net investment income and net realized gains, if any, will be declared and paid annually.

   Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Fees and Other Transactions with Affiliates. Roxbury Capital Management, LLC ("Roxbury") serves as investment adviser to each of the Funds. For its services, Roxbury receives a fee from each Fund at an annual rate as follows:

                         Gross fees       Fees waived
                                         and reimbursed          % of Average Daily Net Assets
                         __________      ______________          _____________________________

Small-Cap Growth Fund ..  $827,518         $       -             1.00% up to $1 billion; 0.95% of next $1 billion;
                                                                 and 0.90% in excess of $2 billion

Mid-Cap Fund ...........    51,360         (48,853)              0.75% up to $1 billion; 0.70% of next $1 billion;
                                                                 and 0.65% in excess of $2 billion

Micro-Cap Fund .........     2,022         (26,464)              1.50% of average daily net assets


   Roxbury has contractually agreed to waive a portion of its advisory fee or reimburse for other operating expenses (excluding taxes, extraordinary expenses, brokerage commissions and interest) to the extent that total annual Fund operating expenses, excluding class-specific expenses (such as Rule 12b-1 or shareholder services fees), exceed the following percentages of average daily net assets:

                                     Expense Cap         Expiration Date

   Small-Cap Growth Fund
        Institutional Shares. .....     1.75%            January 1, 2006
        Investor Shares ...........     2.00%            January 1, 2006
   Mid-Cap Fund
        Institutional Shares ......     1.30%            November 1, 2015
        Investor Shares ...........     1.55%            November 1, 2015
   Micro-Cap Fund
        Institutional Shares ......     2.25%           December 31, 2016

   RSMC provides compliance services to the Funds pursuant to a Compliance, Support and Recordkeeping Services Agreement. For these services, RSMC receives a service fee at an annual rate of 0.012% of each Fund's average daily net assets plus an allocated portion of the Chief Compliance Officer's total compensation.

The Roxbury Funds
_________________

   Notes to Financial Statements (Unaudited) - continued
________________________________________________________________________________


    The fees for these services for the six-months ended December 31, 2005 are shown separately in the statements of operations.

    Compensation of Trustees and Officers. Trustees and officers of the Funds who are interested persons of RSMC, as defined in the 1940 Act, receive no compensation from the Funds. Trustees of the Funds who are not interested persons of RSMC, as defined in the 1940 Act, receive compensation and reimbursement of expenses. Under a Deferred Compensation Plan (the "Plan") adopted August 15, 2002, a disinterested Trustee may elect to defer receipt of all, or a portion, of his annual compensation. Deferred amounts are invested in shares of a series of the WT Mutual Fund and remain so until distributed in accordance with the Plan. Trustees' fees reflected in the accompanying financial statements include total compensation earned, whether elected to be paid in cash or deferred under the Plan.

    Shareholder Servicing Fees. The Trustees have adopted a separate Shareholder Servicing Plan which allows the Funds to obtain the services of Roxbury and other qualified financial institutions to act as shareholder servicing agents for their customers. Under the plan, the Small-Cap Growth and Mid-Cap Funds pay shareholder servicing agents, including Roxbury, a maximum annual amount at a rate of 0.25% of average daily net assets of the Small-Cap Growth and Mid-Cap Funds' Investor Shares.

    Wilmington Trust Company ("WTC"), an affiliate of Roxbury, serves as custodian to the Trust and PFPC Trust Company serves as sub-custodian to the Trust. The Funds pay WTC for its services as custodian and WTC pays PFPC Trust Company for its services as sub-custodian. The fees for these services for the six-month period ended December 31, 2005 are shown separately in the statements of operations.

4.  Investment  Securities  Transactions.  During  the six-month   period  ended
    December 31, 2005, purchases and sales of investment securities (excluding short-term investments) were as follows:

                          Small-Cap       Mid-Cap         Micro-Cap
                         Growth Fund       Fund             Fund
                         ___________      _______         _______

    Purchases ......     $133,122,436    $7,955,232      $399,765
    Sales ..........      113,141,980     7,662,211       200,003

The Roxbury Funds
_________________

   Notes to Financial Statements (Unaudited) - continued
________________________________________________________________________________


5. Capital Share Transactions. Transactions in shares of capital stock for the six-month period ended December 31, 2005 for the Institutional Shares and Investor Shares of each Fund are as follows:



                                                          Institutional Shares                  Investor Shares
                                                        _________________________         ____________________________


                                                        Shares            Dollars              Shares        Dollars
                                                        ______            _______              ______        _______
       Small-Cap Growth Fund
       _____________________

       Sold .........................................   1,097,417       $19,385,367            2,213       $   37,800
       Issued on reinvestment of distributions ......      30,467           553,588                9              157
       Redeemed .....................................    (425,894)       (7,508,474)               -                -
                                                        _________       ___________          _______       ___________

       Net increase .................................     701,990       $12,430,481            2,222       $   37,957
                                                        =========       ===========          =======       ===========
       Mid-Cap Fund
       ____________

       Sold .........................................      23,479       $   142,414          267,570       $1,624,924
       Issued on reinvestment of distributions ......       7,181            42,873           67,191          400,457
       Redeemed .....................................     (39,769)         (237,652)        (130,662)        (774,941)
                                                        _________       ___________          _______       ___________

       Net increase (decrease) ......................      (9,109)         ($52,365)         204,099       $1,250,440
                                                        =========       ===========          =======       ===========
       Micro-Cap Fund
       ______________

       Sold .........................................      26,024       $   270,881
       Issued on reinvestment of distributions ......           -                 -
       Redeemed .....................................      (6,910)          (71,017)
                                                           ______       ___________

       Net increase .................................      19,114       $   199,864

                                                           ======       ===========


    Transactions in shares of capital stock for the year or period ended June 30, 2005 for the Institutional Shares and Investor Shares of each Fund are as follows:


                                                          Institutional Shares                  Investor Shares
                                                        _________________________         ____________________________


                                                        Shares            Dollars              Shares        Dollars
                                                        ______            _______              ______        _______
       Small-Cap Growth Fund
       _____________________

       Sold .........................................   6,902,121       $113,249,520             323      $   5,000
       Issued on reinvestment of distributions ......      80,013          1,348,224               7            113
       Redeemed .....................................  (1,107,311)       (17,716,585)              -              -
                                                        _________       ___________         ________     ___________

       Net increase .................................   5,874,823       $ 96,881,159             330      $   5,113

                                                        =========       ============        ========    ============
       Mid-Cap Fund
       ____________

       Sold .........................................     234,631       $  1,347,832         569,871    $ 2,997,473
       Issued on reinvestment of distributions ......           -                  -           3,806         21,127
       Redeemed .....................................     (50,008)          (282,574)       (941,901)    (5,229,927)
                                                        _________       ___________         ________     ___________

       Net increase (decrease) ......................     184,623       $  1,065,258        (368,224)   $(2,211,327)

                                                        =========       ============        ========    ============

The Roxbury Funds
_________________

   Notes to Financial Statements (Unaudited) - continued
________________________________________________________________________________


                                                              Institutional Shares
                                                            _______________________

                                                            Shares          Dollars
                                                            ______         ________
   Micro-Cap Fund
   ______________

   Sold ..............................................      17,487         $ 170,407
   Issued on reinvestment of distributions ...........           -                -
   Redeemed ..........................................      (4,172)         (38,374)
                                                            ______         ________

   Net increase ......................................      13,315         $132,033
                                                            ======         ========

6. Distributions to Shareholders. Distributions to shareholders from net investment income and realized gains are determined in accordance with Federal income tax regulations, which may differ from net investment income and realized gains recognized for financial reporting purposes. Additionally, net short-term realized gains are treated as "ordinary income" for tax purposes. Accordingly, the character of distributions and composition of net assets for tax purposes may differ from those reflected in the accompanying financial statements. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on the tax treatment; temporary differences do not require such reclassification.

   In connection with the change in investment structure discussed in Note 1, the Small-Cap Growth and Mid-Cap Funds made the following reclassifications:

                                                                 Small-Cap   Mid-Cap
                                                                Growth Fund  Fund
                                                                ___________  ______

   Paid-in-capital ............................................ ($1,439,241)  ($145)
   Net unrealized appreciation (depreciation) of investments ..   1,439,241     145

   The tax character of distributions paid during the six-month period ended December 31, 2005 and the year ended June 30, 2005 was as follows:

                                                                 Small-Cap   Mid-Cap
                                                                Growth Fund   Fund
                                                                ___________  ________

   Six-month period ended December 31, 2005
   Ordinary income ............................................  $        -  $236,060
   Long-term capital gains ....................................     587,751   266,770
                                                                 __________  ________
     Total distributions ......................................  $  587,751  $502,830
                                                                 ==========  ========

   Year ended June 30, 2005
   Ordinary income ............................................  $1,448,188  $      -
   Long-term capital gains ....................................      42,142    24,519
                                                                 __________  ________
     Total distributions ......................................  $1,490,330  $ 24,519
                                                                 ==========  ========

   The components of accumulated earnings (deficit) on a tax basis are determined at fiscal year-end. Accordingly, tax basis balances have not been determined as of December 31, 2005.

7. Contractual Obligations. The Funds enter into contracts in the normal course of business that contain a variety of indemnifications. The Funds' maximum exposure under these arrangements is unknown. However, the Funds have not had prior claims or losses pursuant to these contracts. Management has reviewed the Funds' existing contracts and expects the risk of loss to be remote.

The Roxbury Funds
_________________

   Annual Continuance of Investment Advisory Agreement
________________________________________________________________________________


At a meeting held on September 1, 2005, the Board of Trustees including a majority of those trustees who are not "interested persons" as such term is defined in the 1940 Act ("Independent Trustees") unanimously approved the continuance for an additional one-year period of existing investment advisory agreement between WT Mutual Fund (the "Trust"), on behalf of the Roxbury Mid-Cap Fund, Roxbury Small-Cap Growth Fund and Roxbury Micro-Cap Fund (each a "series"), and Roxbury (the "Agreement") for an additional one-year period.

Before meeting to determine whether to approve the continuance of the Agreement, the Board had the opportunity to review written materials provided by Roxbury and legal counsel to the Trust which contained information to help the Board evaluate the Agreement. The materials generally included information regarding
(i) services performed for the Trust and one or more of its series, (ii) the size and qualifications of Roxbury's portfolio management staff, (iii) any potential or actual material conflicts of interest which may arise in connection with a portfolio manager's management of a series of the Trust, (iv) investment performance, (v) brokerage selection procedures (including soft dollar arrangements), (vi) the procedures for allocating investment opportunities between a series and other clients, (vii) results of any independent audit or regulatory examination, including any recommendations or deficiencies noted,
(viii) any litigation, investigation or administrative proceeding which may have a material impact on the adviser's ability to service the series, (ix) the compliance with a series' investment objectives, policies and practices (including codes of ethics), federal securities laws and other regulatory requirements, and (x) its proxy voting policies. Roxbury had provided information regarding the advisory fees received and an analysis of these fees in relation to the services to the series, the costs of providing such services, the profitability of the firm in general and any other ancillary benefit resulting from the adviser's relationship with the Trust.

During its deliberations on whether to approve the Agreement, the Board considered many factors. The Board considered the nature, extent and quality of the services to be provided by Roxbury. The Trustees considered the services provided to the series by Roxbury as compared to services provided by other advisers which manage mutual funds with investment objectives, strategies and policies similar to those of the series. The Board noted the substantial changes to the operations and management of the Trust over the past year including the withdrawal from the master-feeder structure, improved performance, and changes in personnel including a new CFO and CCO. The Board considered Roxbury's personnel changes over the last year and the depth of Roxbury's personnel who possess the experience to provide investment management services to the series of the Trust. The Board determined that the changes in management have generally been favorable. The Trustees concluded that the nature, extent and quality of the services provided by the adviser to each series were appropriate and consistent with the terms of the Agreement, that the quality of those services had been consistent with industry norms and that the series were likely to benefit from the continued provision of those services. They also concluded that Roxbury had sufficient personnel, with the appropriate education and experience, to serve the series effectively and had demonstrated its continuing ability to attract and retain qualified personnel.


The Board considered the investment performance of each series and Roxbury. The Board reviewed and considered comparative performance data and each series' performance relative to other mutual funds with similar investment objectives, strategies and policies, its respective benchmark index, and its Lipper peer group rankings. The Board also noted its review and evaluation of each series' investment performance on an on-going basis throughout the year. The Trustees considered the short-term and long-term performance of each series. They concluded that the performance of each series and Roxbury was within an acceptable range of performance relative

The Roxbury Funds
_________________

   Annual Continuance of Investment Advisory Agreement - continued
________________________________________________________________________________


to other mutual funds with similar investment objectives, strategies and policies. It was noted that although the performance of some series lagged that of their peers for certain periods and they concluded that Roxbury had taken appropriate steps to address the under-performance and that the more recent performance has been improving.

The Board considered the costs of the services provided by Roxbury, the compensation and benefits received by Roxbury in providing services to the series, as well as Roxbury's profitability. In addition, the Board considered direct or indirect revenues received by affiliates of the adviser. The Board recognized that Roxbury's level of profitability is an important factor in providing service to the series. The Board was satisfied that Roxbury's profits were sufficient to continue as a viable concern generally and as investment adviser of the series specifically. The Board concluded that Roxbury's fees and profits derived from its relationship with the Trust in light of each series' expenses, were reasonable in relation to the nature and quality of the services provided, taking into account the fees charged by other advisers for managing comparable mutual funds with similar strategies. The Trustees also concluded that the overall expense ratio of each series was reasonable, taking into account the size of the series, the quality of services provided by Roxbury, the investment performance of the series and the expense limitations agreed to by Roxbury.

The Trustees also considered the extent to which economies of scale would be realized relative to fee levels as each series grows, and whether the advisory fee levels reflect these economies of scale for the benefit of shareholders. The Board determined that economies of scale should be achieved at higher asset levels for all of the series for the benefit of shareholders due to certain break-points in the advisory fees. The Board recognized that any economies of scale achieved will be primarily due to the ability of the Trust and each series to spread its fixed costs across a larger asset base and not through negotiated breakpoints in their advisory fees.

The Trustees considered whether there have occurred any events that would constitute a reason for the Trustees not to renew the Agreement and concluded there were not. After consideration of all the factors, and taking into consideration the information presented during previous meetings of the Board, the Trustees determined that it would be in the best interests of each series and its shareholders to approve the continuation of the Agreement. In arriving at its decision, the Trustees did not identify any single matter as controlling, but made their determination in light of all the facts and circumstances.

The Roxbury Funds
_________________

   Trustees and Officers (Unaudited)
________________________________________________________________________________


WT Mutual Fund (the "Trust") is governed by a Board of Trustees (the "Trustees"). The primary responsibility of the Trustees is to represent the interest of the Trust's shareholders and to provide oversight management of the Trust.

The following table presents certain information regarding the Trustees and Officers of the Trust. Each person listed under "Interested Trustee" below is an "interested person" of the investment advisers of the Trust, within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). Each person who is not an "interested person" of the Trust's investment advisers or the Trust within the meaning of the 1940 Act is referred to as an "Independent Trustee" and is listed under such heading below.

Unless specified otherwise, the address of each Trustee and Officer as it relates to the business of the Trust is 1100 N. Market Street, Wilmington, DE 19890.

The Statement of Additional Information for the Trust contains additional information about the Trust's Trustees and is available, without charge, upon request, by calling (800) 336-9970.


INTERESTED TRUSTEES


                                                                                                   Number of
                                                                              Principal          Portfolios in        Other
                            Position(s)         Term of Office              Occupation(s)          the Trust      Directorships
                             Held with          and Length of                 During Past         Overseen by       Held by
Name, Address and Age        the trust           Time Served                   Five Years           Trustee         Trustee
_______________________   _______________   ________________________   ________________________   _____________   __________________

ROBERT J. CHRISTIAN(1)    Trustee           Shall serve until death,   Executive Vice                   26        None
Date of Birth: 2/49       President,        resignation or removal.    President and
                          Chief Executive   Trustee, President and     Chief Investment
                          Officer and       Chairman of the Board      Officer of Wilmington
                          Chairman of       since October 1998.        Trust Company since
                          the Board                                    February 1996; President
                                                                       of Rodney Square
                                                                       Management Corporation
                                                                       ("RSMC") from 1996
                                                                       to 2005; Vice President
                                                                       of RSMC since 2005.

NEIL WOLFSON(2)           Trustee           Shall serve at the         Chief Investment Officer         26        None
Date of Birth: 6/64                         pleasure of the Board      of Wilmington Trust
                                            and until successor is     Investment Management,
                                            elected and qualified.     LLC ("WTIM") since
                                            Trustee since November     July 2004; Previously,
                                            2005.                      Partner at KPMG from
                                                                      1996-2004.


____________
(1) Mr. Christian is an "interested" Trustee by reason of his position as Vice President of RSMC, an investment adviser to the
    Trust.

(2) Mr. Wolfson is an "interested" Trustee by reason of his position as Chief Investment Officer of Wilmington Trust Investment
    Management, LLC ("WTIM"), an affiliate of RSMC.

The Roxbury Funds
_________________

Trustees and Officers (Unaudited) - continued
________________________________________________________________________________


INDEPENDENT TRUSTEES



                                                                                                    Number of
                                                                              Principal           Portfolios in        Other
                            Position(s)         Term of Office              Occupation(s)           the Trust       Directorships
                             Held with          and Length of                 During Past          Overseen by        Held by
Name, Address and Age        the trust           Time Served                   Five Years            Trustee          Trustee
_______________________   _______________   ________________________   ________________________   _____________   __________________

ROBERT ARNOLD             Trustee           Shall serve until death,   Founder and co-manages,          26        First Potomac
Date of Birth: 3/44                         resignation or removal.    R. H. Arnold & Co., Inc.                   Realty Trust
                                            Trustee since May          (investment banking                        (real estate
                                            1997.                      company) since 1989.                       investment trust).

DR. ERIC BRUCKER          Trustee           Shall serve until death,   Professor of Economics,          26        None
Date of Birth: 12/41                        resignation or removal.    Widener University since
                                            Trustee since October      July 2004; formerly,
                                            1999.                      Dean, School of Business
                                                                       Administration of
                                                                       Widener University
                                                                       from 2001 to 2004;
                                                                       Dean, College of
                                                                       Business, Public Policy
                                                                       and Health at
                                                                       the University of
                                                                       Maine from September
                                                                       1998 to June 2001.

NICHOLAS GIORDANO         Trustee           Shall serve until death,   Consultant,                      26        Kalmar Pooled
Date of Birth: 3/43                         resignation or removal.    financial services                         Investment Trust;
                                            Trustee since October      organizations from                         Independence
                                            1998.                      1997 to present;                           Blue Cross; and
                                                                       Interim President,                         IntriCon
                                                                       LaSalle University                         Corporation
                                                                       from 1998 to 1999.                         (industrial
                                                                                                                  furnaces and
                                                                                                                  ovens).

LOUIS KLEIN, JR.          Trustee           Shall serve until death,   Self-employed                    26        CRM Mutual
Date of Birth: 5/35                         resignation or removal.    financial consultant                       Fund Trust;
                                            Trustee since October      since 1991.                                and WHX
                                            1999.                                                                 Corporation.

CLEMENT C. MOORE, II      Trustee           Shall serve until death,   Managing Partner,                26        CRM Mutual
Date of Birth: 9/44                         resignation or removal.    Mariemont Holdings,                        Fund Trust
                                            Trustee since October      LLC, (real estate
                                            1999.                      holding and development
                                                                       company) since 1980.

JOHN J. QUINDLEN          Trustee           Shall serve until death,   Retired since 1993.              26        None
Date of Birth: 5/32                         resignation or removal.
                                            Trustee since October
                                            1999.

MARK A. SARGENT           Trustee           Shall serve until death,   Dean and Professor               26        None
Date of Birth: 4/51                         resignation or removal.    of Law, Villanova
                                            Trustee since November     University School of
                                            2001.                      Law since July 1997.


The Roxbury Funds
_________________

  Trustees and Officers (Unaudited) - continued
________________________________________________________________________________


EXECUTIVE OFFICERS



                                                                                                    Number of
                                                                              Principal           Portfolios in        Other
                            Position(s)         Term of Office              Occupation(s)           the Trust       Directorships
                             Held with          and Length of                 During Past          Overseen by        Held by
Name, Address and Age        the trust           Time Served                  Five Years             Trustee          Trustee
_______________________   _______________     ______________________   ________________________   _____________   __________________

ERIC K. CHEUNG            Vice President      Shall serve at           Vice President,                  N/A            N/A
1100 North Market Street                      the pleasure of          Wilmington Trust
Wilmington, DE 19890                          the Board and            Company since
Date of Birth: 12/54                          until successor is       1986; and Vice
                                              elected and              President and
                                              qualified. Officer       Director, RSMC
                                              since October            since 2001.
                                              1998.

JOSEPH M. FAHEY, JR.      Vice President      Shall serve at the       Vice President,                  N/A            N/A
1100 North Market Street                      pleasure of the          RSMC since 1992.
Wilmington, DE 19890                          Board and until
Date of Birth: 1/57                           successor is
                                              elected and
                                              qualified. Officer
                                              since November
                                              1999.

JOHN J. KELLEY            Vice President,     Shall serve at           Vice President of                N/A            N/A
1100 North Market Street  Chief Financial     the pleasure of          RSMC since
Wilmington, DE 19890      Officer, Treasurer  the Board and            July 2005;
Date of Birth: 9/59       & Secretary         until successor is       Vice President
                                              elected and qualified.   of PFPC Inc.
                                              Officer since            from January
                                              September 2005.          2005 to June
                                                                       2005; Vice
                                                                       President of
                                                                       Administration,
                                                                       1838 Investment
                                                                       Advisors, LP from
                                                                       1999 to 2005.

WILLIAM P. RICHARDS, JR.  Vice President      Shall serve at           Managing Director,               N/A            N/A
100 Wilshire Boulevard                        the pleasure of          Roxbury Capital
Suite 1000                                    the Board and            Management LLC
Santa Monica, CA 90401                        until successor          (registered investment
Date of Birth: 11/36                          is elected               adviser) since 1998.
                                              and qualified.
                                              Officer since
                                              November 2004.


The Roxbury Funds
_________________

  Trustees and Officers (Unaudited) - continued
________________________________________________________________________________


EXECUTIVE OFFICERS



                                                                                                   Number of
                                                                              Principal          Portfolios in         Other
                            Position(s)         Term of Office              Occupation(s)          the Trust          Directorships
                             Held with          and Length of                 During Past         Overseen by         Held by
Name, Address and Age        the trust           Time Served                  Five Years            Trustee           Trustee
_______________________   _______________     ______________________   ________________________   _____________   __________________

ANNA M. BENCROWSKY        Chief Compliance    Shall serve at            Vice President and              N/A             N/A
1100 North Market Street  Officer             the pleasure of           Chief Compliance
Wilmington, DE 19890                          the Board and             Officer, RSMC since
Date of Birth: 5/51                           until successor           2004; Vice President
                                              is elected and            and Chief Compliance
                                              qualified; Officer        Officer, 1838
                                              since September           Investment Advisors, LP
                                              2004.                     from 1998 to 2004;
                                                                        Vice President,
                                                                        Secretary, and
                                                                        Treasurer, 1838
                                                                        Investment Advisors
                                                                        Funds from 1995 to
                                                                        2004; Vice President
                                                                        and Secretary, 1838
                                                                        Bond-Debenture
                                                                        Trading Fund from
                                                                        1982 to 2004.

JOHN C. MCDONNELL         Assistant Treasurer Shall serve at the        Vice President of               N/A             N/A
1100 North Market Street                      pleasure of the           RSMC since
Wilmington, DE 19890                          Board and until           November 2005;
Date of Birth: 4/66                           successor is elected      Audit Senior,
                                              and qualified.            Deloitte & Touche LLP,
                                              Officer since             from September 2004
                                              November 2005.            to October 2005;
                                                                        Assistant Vice President
                                                                        of Administration,
                                                                        1838 Investment
                                                                        Advisors, LP from
                                                                        1999 to 2005.

CHARLOTTA E. VON WETTBERG Assistant Secretary Shall serve at the        Mutual Fund Regulatory          N/A             N/A
1100 North Market Street                      pleasure of the           Administrator, Wilmington
Wilmington, DE 19890                          Board and until           Trust Company since
Date of Birth: 9/70                           successor is elected      2003; From 2001 to
                                              and qualified.            2003, Regulatory
                                              Officer since             Administrator, PFPC Inc.
                                              February 2003.


The Roxbury Funds (Unaudited)
_____________________________
________________________________________________________________________________


Voting Proxies on Fund Portfolio Securities

A description of the policies and procedures that the Trust used to determine how to vote proxies relating to securities held in the Trust's portfolios is available, without charge and upon request, on the SEC's website at http://www.sec.gov. Information regarding how the investment adviser voted proxies for the most recent twelve month period ended June 30 is available without charge and upon request, on the SEC's website listed above.